As filed with the Securities and Exchange Commission
                         (via EDGAR) on August 21, 1997
                                                     Registration No. 33-
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)
                                 --------------
        Delaware                                                04-2949533
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                  1515 Broadway
                            New York, New York 10036
                                 (212) 258-6000
          (Address, including zip code, of principal executive offices)

              Viacom Inc. 1997 Long-Term Management Incentive Plan
                            (Full title of the plan)

                            Philippe P. Dauman, Esq.
                   Executive Vice President, General Counsel,
                   Chief Administrative Officer and Secretary
                                   Viacom Inc.
                                  1515 Broadway
                            New York, New York 10036
                                 (212) 258-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                  Proposed          Proposed
Title of Class      Amount        Maximum           Aggregate       Amount of
of Securities       to be         Offering          Offering        Registration
to be Registered    Registered    Price Per Unit    Price           Fee (1)
--------------------------------------------------------------------------------
Class B
Common Stock        20,000,000       (2)           $604,924,825      $183,311

(1) The registration fee of $183,311 has been calculated based on (a) the $30.50 exercise price per share for the 8,399,600 shares of Class B Common Stock which may be acquired upon exercise of outstanding stock options and (b) the average of the high and low prices on August 19, 1997 as reported on the American Stock Exchange Composite tape for the balance of the shares of Class B Common Stock being registered.

(2) Of the 20,000,000 shares being registered hereby, 8,399,600 of such shares are subject to currently outstanding stock options with an exercise price of $30.50 per share and the remaining 11,600,400 will, if options in respect of such shares are granted, have an exercise price per share which will generally be the fair market value of such shares at the time of grant.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Information Incorporated by Reference
         -------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Viacom Inc. (File No. 1-9553) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          1. Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996;

          2. All other reports filed by Viacom Inc. with the Commission since December 31, 1996, pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          3. The description of the Class B Common Stock contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents and reports filed by Viacom Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Michael D. Fricklas, Esq., Senior Vice President, Deputy General Counsel and Assistant Secretary of Viacom Inc. has rendered an opinion stating that under applicable state law the shares of Class B Common Stock to which the Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable. Mr. Fricklas held 36 shares or share equivalents of Class A Common Stock and 780 shares or share equivalents of Class B Common Stock through Viacom Inc.'s 401(k) and Excess 401(k) Plans as of December 31, 1996 and options to acquire 111,000 shares of Class B Common Stock as of August 1, 1997.

Item 6.   Indemnification of Officers and Directors.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

          Article VI of the Restated Certificate of Incorporation of Viacom Inc. provides for indemnification of the directors, officers, employees and agents of Viacom Inc. to the full extent currently permitted by the DGCL.

          In addition, Viacom Inc.'s Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom Inc. and its stockholders by eliminating liability for damages for breach of fiduciary duty. Article VII of Viacom Inc.'s Restated Certificate of Incorporation provides that neither Viacom Inc. nor its stockholders may recover damages from Viacom Inc.'s directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom Inc. This provision does not, however, have the effect of indemnifying any director of Viacom Inc. in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          4.1 Viacom Inc. 1997 Long-Term Management Incentive Plan (incorporated by reference to Exhibit A to the Definitive Proxy Statement of Viacom Inc. dated April 17, 1997 (File No. 1-9553))

          4.2 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

          4.3 Form of Amendment to Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated June 6, 1994 (Registration No. 33-53977))

          4.4 By-laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (Registration No. 33-13812))

          5 Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered

          23.1 Consent of Price Waterhouse LLP

          23.2 Consent of Michael D. Fricklas, Esq. (contained in Exhibit 5)

          24   Powers of Attorney

Item 9    Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration

Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

          (d) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.



                                   Signatures

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 21, 1997.


                                        VIACOM INC.
                                        (Registrant)


                                        By:  /s/ PHILIPPE P. DAUMAN
                                           ----------------------------------
                                        Name:      Philippe P. Dauman
                                        Title:     Deputy Chairman,
                                                   Executive Vice President,
                                                   General Counsel, Chief
                                                   Administrative Officer
                                                   and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 21, 1997 in the capacities shown:



         Signature                            Title
         ---------                           -----


           *                                 Director
------------------------
George S. Abrams


/s/ PHILIPPE P. DAUMAN                       Director
------------------------
Philippe P. Dauman


/s/ THOMAS E. DOOLEY                         Director
------------------------
Thomas E. Dooley


           *                                 Director
------------------------
Ken Miller

           *                                 Director
------------------------
Brent D. Redstone


           *                                 Director
------------------------
Shari Redstone

/s/ SUMNER M. REDSTONE                       Director, Chairman of the
------------------------                     Board, Chief Executive Officer
Sumner M. Redstone                           (Principal Executive Officer)


           *                                 Director
------------------------
Frederic V. Salerno

           *                                 Director
------------------------
William Schwartz


            *                                 Director
------------------------
Ivan Seidenberg


/s/ GEORGE S. SMITH, JR.                     Senior Vice President,
------------------------                     Chief Financial Officer
George S. Smith, Jr.                         (Principal Financial Officer)


/s/ SUSAN C. GORDON                          Vice President, Controller,
------------------------                     Chief Accounting Officer
Susan C. Gordon                              (Principal Accounting Officer)



*By:     /s/ PHILIPPE P. DAUMAN                               August 21, 1997
         ----------------------
         Philippe P. Dauman
         Attorney-in-Fact under Powers
         of Attorney filed as Exhibit 24
         to this Registration Statement

                                  Exhibit Index
                                  -------------

Exhibit No.                     Description                                Page
-----------                     -----------                                ----

     4.1 Viacom Inc. 1997 Long-Term Management Incentive Plan (as amended and restated as of April 27, 1995) (incorporated by reference to Exhibit A to the Definitive Proxy Statement of Viacom Inc. dated April 17, 1997 (File No. 1-9553))

     4.2 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to
                    Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

     4.3            Form of Amendment to Restated Certificate of
                    Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated June 6, 1994 (Registration No. 33-53977))

     4.4            By-laws of Viacom Inc. (incorporated by reference to
                    Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (Registration No. 33-13812))

     5 Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered

     23.1           Consent of Price Waterhouse LLP

     23.2           Consent of Michael D. Fricklas, Esq. (contained in
                    Exhibit 5)

     24             Powers of Attorney